As Filed With the Securities and Exchange Commission
on February 27, 2004

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1117144
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3841 Green Hills Village Drive
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

American Healthways, Inc.
1996 Stock Incentive Plan
(Full title of the plan)

Ben R. Leedle, Jr.
3841 Green Hills Village Drive
Nashville, Tennessee 37215
(Name and address of agent for service)

(615) 665-1122
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share	price	registration fee

Common Stock	1,000,000 shares	$26.04	$26,040,000 (1)	$3,300.00

(1)	The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant’s Common Stock as reported on NASDAQ on February 24, 2004.

SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF BASS, BERRY & SIMS PLC
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-23.2 CONSENT OF DELOITTE & TOUCHE LP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.001 par value, of American Healthways, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s 1996 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statements on Form S-8 (Registration Nos. 333-04615, 333-33336 and 333-103510) previously filed by the Registrant with the Securities and Exchange Commission on May 28, 1996, March 27, 2000 and February 28, 2003, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description

5	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	Power of Attorney (included on page II-3)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 27th day of February, 2004.

AMERICAN HEALTHWAYS, INC.

By: /s/ Ben R. Leedle, Jr. Ben R. Leedle, Jr. President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ben R. Leedle, Jr. and Mary A. Chaput, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben R. Leedle, Jr. Ben R. Leedle, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2004

/s/ Mary A. Chaput Mary A. Chaput	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2004

/s/ Alfred Lumsdaine Alfred Lumsdaine	Senior Vice President and Corporate Controller (Principal Accounting Officer)	February 27, 2004

/s/ Thomas G. Cigarran Thomas G. Cigarran	Chairman of the Board of Directors	February 27, 2004

Signature	Title	Date

/s/ Frank A. Ehmann Frank A. Ehmann	Director	February 27, 2004

/s/ Henry D. Herr Henry D. Herr	Director	February 27, 2004

/s/ Martin J. Koldyke Martin J. Koldyke	Director	February 27, 2004

/s/ C. Warren Neel C. Warren Neel	Director	February 27, 2004

/s/ William C. O’Neil, Jr. William C. O’Neil, Jr.	Director	February 27, 2004

/s/ John W. Ballantine John W. Ballantine	Director	February 27, 2004

/s/ Jay C. Bisgard, M.D. Jay C. Bisgard, M.D.	Director	February 27, 2004

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	Power of Attorney (included on page II-3)

II-5